EXHIBITS 8.1 and 23.1

September 22, 2011

Toyota Leasing, Inc.
19851 South Western Avenue
Torrance, California 90501

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

Toyota Lease Trust
c/o Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90501

Re:          Toyota Leasing, Inc.
Toyota Motor Credit Corporation
Toyota Lease Trust
Registration Statement on Form S-3
File No. 333-175744

Ladies and Gentlemen:

We have acted as special counsel to Toyota Leasing, Inc. (“TLI”), Toyota Motor Credit Corporation (“TMCC”) and Toyota Lease Trust (the “Titling Trust”), in connection with the preparation of a registration statement on Form S-3 with the registration file number 333-175744 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts in one or more series (each, a “Series”) of Asset-Backed Notes (the “Notes”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a servicing agreement, a SUBI certificate transfer agreement, an issuer SUBI certificate transfer agreement, an indenture (each, an “Indenture”) and an administration agreement (each, an “Agreement”) among TLI, TMCC, the Titling Trust, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined copies of the Articles of Incorporation and By-Laws of TLI and TMCC and the Certificate of Formation and trust agreement of the Titling Trust, the

Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of TLI, TMCC and the Titling Trust, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of TLI, TMCC, the Titling Trust and others.

Attorneys involved in the preparation of this opinion letter are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America.

Based on the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that as of the date hereof, the statements in the Prospectus Supplement under the headings “Summary of Terms—Tax Status” and “Certain Federal Income Tax Consequences” and in the Prospectus under the headings “Summary of Terms—Tax Status” and “Certain Federal Income Tax Consequences,” insofar as they describe certain provisions of federal tax law or federal tax legal conclusions, are correct in all material respects.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus and the Prospectus Supplement do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and, to the references to this firm in the Prospectus under the headings “Summary of Terms—Tax Status” and “Certain Federal Income Tax Consequences” and the related Prospectus Supplement under the headings “Summary of Terms—Tax Status” and “Certain Federal Income Tax Consequences,” which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of TLI, TMCC, the Titling Trust or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction.  In rendering the foregoing opinions and giving such consent, we do not admit that we are “experts” within the meaning of the Act.

Very truly yours, /s/ Bingham McCutchen LLP BINGHAM McCUTCHEN LLP